AMENDMENT                             EX-7p
                               TO VARIABLE ANNUITY
                        GUARANTEED MINIMUM DEATH BENEFIT
                              REINSURANCE AGREEMENT


     THIS AMENDMENT TO VARIABLE ANNUITY GUARANTEED MINIMUM DEATH BENEFIT REINSURANCE AGREEMENT (the "Amendment") is made and entered into effective as of DECEMBER 31, 2008 (the "AMENDMENT EFFECTIVE DATE"), by and between Jackson National Life Insurance Company, Lansing, Michigan (the "CEDING COMPANY"), and Prudential Atlantic Reinsurance Company Limited (formerly known as Prudential Atlantic Company Limited), Dublin, Ireland (the "REINSURER").

WITNESSETH:

     WHEREAS, the CEDING COMPANY and the REINSURER are pasties to that certain Variable Annuity Guaranteed Minimum Death Benefit Reinsurance Agreement (the "Agreement"), as amended, made and entered into effective as of December 31, 2002;

     WHEREAS,  the CEDING  COMPANY and the REINSURER  desire to amend Article I,
Article III, Article IV, Article V, Schedule A, and Schedule C of the Agreement as set forth herein; and

     NOW,  THEREFORE,  in  consideration  of the  premises  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

A. DEFINED TERMS. Unless defined herein or the context otherwise requires, capitalized terms appearing in this Amendment shall have the meaning ascribed to such terms as set forth in the Agreement.

B. AMENDMENT TO AGREEMENT.  The Agreement is hereby amended as set forth in this
Section I3, effective as of the AMENDMENT EFFECTIVE DATE.

     B.1. REVISION TO SCHEDULE C OF THE AGREEMENT. Schedule C of the Agreement is hereby amended by deleting the existing Schedule C and replacing it with a new Schedule C in the form attached hereto and designated as Schedule C.

C. EFFECT ON AGREEMENT. The execution of this Amendment shall not alter, limit, restrict, abridge or otherwise amend or affect any of the rights of the parties hereto as set forth in the Agreement except as explicitly set forth in Section B of this Amendment. If there is a conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control.

D. COUNTERPARTS. This Amendment may be executed in two or more counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original.

E. TITLES AND HEADINGS. All titles and headings to Sections of this Amendment are inserted for the convenience of the parties, and shall not be used in any way to modify, limit, construe, or otherwise affect this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed in duplicate on the dates indicated to be effective as of the AMENDMENT, EFFECTIVE DATE.

Prudential Atlantic Reinsurance Company          Jackson National Life Insurance
Company Limited (formerly known as Prudential
Atlantic Company Limited)

By:  PETER L TOWERS                              By: LISA C. DRAKE

Name:  PETER L TOWERS                            Name  LISA C. DRAKE

Title:   DIRECTOR                                Title:  SVP & CHIEF ACTUARY

Date:    7 APRIL 2009                            Date  MARCH 31, 2009

                                   SCHEDULE C
                           MONTHLY REINSURANCE PREMIUM
                       (Effective as of December 31, 2008)

The monthly reinsurance premium payable pursuant to Article V.B. shall be equal to a percentage per month of the ASSET BASE as of the EFFECTIVE DATE in the case of the initial term of this Agreement and as of the applicable RENEWAL DATE in the case of each renewal term of this Agreement. The applicable percentage(s) and portion(s) of the ASSET BASE to which the percentages apply are shown in the table below.


Applicable                                                                              Portion of
EFFECTIVE DATE                                                                          ASSET BASE
OR RENEWAL DATE                                  PERCENTAGE                            TO WHICH APPLIED

December 31, 2002                                  .XXXX%                                    All
(X.XX basis points)

RENEWAL DATES                                      .XXXX%                            ACTIVE CONTRACTS
after December 31, 2003                      (X.XX basis points)                     issued prior to January 1, 2002

RENEWAL DATES                                      .XXXX%                            ACTIVE CONTRACTS
after December 31, 2003                      (X.XX basis points)                     Issues on or after January 1, 2002

RENEWAL DATES                                      .XXXX%                            ACTIVE CONTRACTS
after December 31, 2006                      (X.XX basis points)                     issued prior to January 1, 2002

RENEWAL DATES                                      .XXXX%                            ACTIVE CONTRACTS
after December 31, 2006                      (X.XX basis points)                     issued on or after January 1, 2002

RENEWAL DATES                                      .XXXX%                            ACTIVE CONTRACTS
after December 31, 2007                      (X.XX basis points)                     issued prior to January 1, 2002

RENEWAL DATES                                      .XXXX%                            ACTIVE CONTRACTS
after December 31, 2007                      (X.XX basis points)                     issued on or after January 1, 2002

RENEWAL DATES                                      .XXXX%                            ACTIVE CONTRACTS
after December 31, 2008                      (X.XX basis points)                     issued prior to January 1.2002

RENEWAL DATES                                      .XXXX%                            ACTIVE CONTRACTS
AFTER DECEMber 31, 2008                      (X.XX basis points)                     issued on or after January 1,2002


Changes, if any, to this Schedule C shall be determined prior to each RENEWAL DATE by the REINSURER. The REINSURER shall determine such future reinsurance premiums based on analysis consistent with that prescribed in paragraph 26 of "Statement of Position 03-1: Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," issued by the Accounting Standards Executive Committee of the Financial Accounting Standards Board..